Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 File No. 333-140974 of our report dated March 30, 2007 relating to the financial statements, which appear in Ampal-American Israel Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman CPAs (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
May 8, 2007